1 April 2026 www.iqstel.com investors @iqstel.com Expanding Through High - Margin Digital Services A Scaling Global Telecom & AI - Driven Giant

Statements in this presentation may be "forward - looking statements". Forward - looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activ iti es or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they r ela te to the company or its management, identify forward - looking statements. These statements are based on current expectations, estimates, and projections about our business made by management. Important factors that could cause our actual results and financial condition to differ materially from t hos e indicated in the forward - looking statements include, among others, the following: our ability to successfully market our products and services; o ur continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other te lecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products a nd services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining colla bor ative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and E xch ange Commission. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficul t t o predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward - looking stat ements due to numerous factors. Any forward - looking statements speak only as of the date of this presentation, and iQSTEL Inc. undertakes no o bligation to update any forward - looking statement to reflect events or circumstances after the date of this presentation. Disclaimer 2

3 Our Great Past

31% 149% 44% 44% 55% 96% 2019 2020 2021 2024 2018 2022 2023 2025 $144.5M $13.8M $18.0M $44.9M $64.7M $283M $93.2M $317M 20% 80% Telecom > 20% Fintech > Explosive Growth 4 $400M With over 15 years of operating history offering voice services to telecom companies, IQSTEL has demonstrated consistent growth and scalability . 2026 Projected

Since 2018, we have executed 12 M&A transactions, integrating Fintech, AI, and Cybersecurity into our Telecom portfolio. 2018 2019 2020 2022 2023 2024 2025 *partnership Our Progress 5

6 Our Brilliant Future

Distribution Infrastructure Is the Enterprise Value Driver 7 IQSTEL’s primary asset is its global commercial platform, including: 600+ telecom operator relationships Multi - country routing & interconnection systems Settlement and billing integrations Telecom is built on trust and settlement performance. These relationships are earned over years. Revenue is the output. The business platform is the asset. Trustworthy credit history In - country Regulatory approvals Operational footprint across four continents

IQSTEL's latest subsidiary, AI Digital , is the strategic vehicle to monetize our reach. We are positioned as a proven distribution channel for high - tech, high - margin services without large capital investments. By leveraging our existing relationships and infrastructure, we can rapidly deploy proprietary AI and digital services to 2.3 billion customers who already utilize our integrated platforms. Digital Services Advantage 8

9 Long - Standing Relationships Generating Millions of Dollars in Business.

Through a new partnership to provide AI - driven digital health solutions , IQSTEL is also entering the multi - billion - dollar Digital Health market. Digital Services Advantage 10 This expansion is part of our continued pursuit of high - margin opportunities to scale our presence and become the global gateway for high - tech products and services.

11 Our Plan

Our roadmap targets a significant increase in geographical presence and an uplift in operational profitability . To achieve this, we are consolidating our telecommunications subsidiaries and accelerating our expansion through targeted acquisitions that serve Africa and other high - growth, underserved regions. ● Global Reach: Expanding from 20 to 30 countries. ● Profitability Target: Scaling to a $9M – $15M EBITDA run rate. California Colorado Texas Mexico Venezuela Colombia Argentina New York New Jersey Washington D.C Virginia Florida United Kingdom Switzerland Italy Spain Germany Austria Serbia Romania Turkey Armenia United Arab Emirates Pakistan India Lebanon Ecuador Kenya Strategic Scaling & Global Footprint 12

Our growth strategy is focused on high - margin, proprietary AI, cybersecurity, health, and fintech services sold directly into our established customer base. This recurring revenue model is designed to transform the company’s revenue and bottom line into a more predictable and scalable structure, driving long - term institutional shareholder value. This is how we plan to scale from $15 million to $25 million and then to $50 million over the next three years. 3 - Year Growth Target 13 IQSTEL Fintech Cybersecurity Health AI Digital

200 400 600 800 1000 Companies in our sector typically trade between 10x and 20x EBITDA. To increase operational profitability from today's $2.7M up to our $15M target , we are expanding our digital services portfolio and leveraging existing infrastructure. Current Organic Expansion (Expected Q2 - 2026) • EBITDA: ~$4M Next Strategic Acquisition (Expected Q3 - 2026) • EBITDA Run Rate: ~$9M Second Strategic Acquisition (Expected Q4 - 2026) • EBITDA Run Rate: ~$15M Accelerated EBITDA Expansion $1B Target 2027 2025 2026 14 (Post - Consolidation)

Leandro Jose Iglesias CEO & Chairman of the Board CEO@iqstel.com Alvaro Quintana Cardona CFO & Secretary of the Board alvaroquintana@iqstel.com Connect with our founders Scan the QR code to explore investment opportunities www.iqstel.com